MEXUS GOLD U.S.
1805 N. Carson Street
Box 150
Carson City, Nevada 89701

October 20, 2009

Mexus Gold Mining, S.A. de C.V.
Jose S. Healy 271-A Entre 14 de Abril y Monteverde
Colonai Balderrama
Herrmosillo, Sonora 83180
Mexico

Mexus Mineral Exploration U.S.
1805 N. Carson Street
Box 150
Carson City, Nevada 89701

Re:  Agreement for the Option to Purchase Shares of Mexus Gold Mining, S.A. de C.V. and Liquidation of Debt

Gentlemen:

This letter when executed by you will evidence our mutual agreement that Mexus Gold U.S. has the option, at its sole discretion and subject to the satisfaction of the conditions set forth in this letter, to acquire shares of Mexus Gold Mining, S.A. de C.V. representing ninety-nine percent of the issued and outstanding shares of Mexus Gold Mining, S.A. de C.V. in exchange for forty million restricted shares of Mexus U.S. common stock, being twenty million restricted shares of Mexus Gold U.S. common stock for the option to purchase and twenty million shares of restricted shares of Mexus Gold U.S. common stock for the exercise of the Option to Purchase Shares of Mexus Gold Mining, S.A. de C.V.

It is our understanding the terms, conditions, covenants and other provisions of our agreement are as follows:

Mexus Gold Mining, S.A. de C.V. represents that it owns or has claim to certain lands which are either patented land ownership or concession agreements in the State of Sonora, Mexico, to which Exhibit “A” is a listing of those lands with further description.

Inasmuch as Mexus Gold Mining, S.A. de C.V. has incurred debt payable to Mexus Mineral Exploration U.S. during the course of its exploration and evaluation of the lands described in Exhibit “A” and that Mexus Gold Mining, S.A. de C.V. desires to liquidate the debt payable to Mexus Minerial Exploration U.S.

Therefore, our understanding of the agreement is as follows:

1.
Mexus Gold Mining, S.A. de C.V. grants to Mexus Gold  U.S. an option to purchase ninety-nine percent of the authorized and issued common stock of Mexus Gold Mining, S.A. de C.V.  The option price shall be twenty million restricted shares of Mexus Gold U.S. common stock which will be paid under the terms of Item 3. below.

2.
The Option Period will be for a period of time expiring one hundred eighty days from the date of acceptance of this letter by Mexus Gold Mining, S.A. de C.V. provided, however, Mexus Gold U. S. may extend the Option Period for such additional time as may be necessary to allow Mexus Gold Mining, S.A. de C.V. to use commercially reasonable best efforts to timely satisfy the conditions provided in this letter.

3.
Mexus Mineral Exploration U.S. will assign its right, title and interest in the debt now outstanding and payable to Mexus Mineral Exploration U.S. by Mexus Gold Mining,S.A. de C.V. to Mexus Gold U.S. on the issuance of twenty million restricted shares of Mexus Gold U.S. common stock to Mexus Mineral Exploration U.S. The issuance of restricted shares of Mexus Gold U.S. common shares under this provision represents full satisfaction of the obligation described in Item 1.

4.
Mexus Gold Mining, S.A. de C.V. owns equipment suitable for exploring for precious mineral deposits or extracting and processing mineral ores for the purpose of sale of such refined product, Exhibit “B” further describes the equipment.  Mexus Gold Mining, S.A. de C.V. agrees to maintain the equipment listed on Exhibit “B” in good working order and free of any lien, assessment or claim of indebtedness of any kind or nature.

5.
That Mexus Gold Mining, S.A. de C.V. will cause using commercially reasonable best efforts timely an examination of its financial records and accounts for the purpose of obtaining an opinion of its financial statements by public accountants acceptable to the standards required for financial reporting purposes in the United States of America.

6.
Subject to the financial report presented by Mexus Gold Mining, S.A. de C.V. to Mexus Gold U.S. closing of the Option Period will commence.   Mexus Gold U.S. agrees to issue to Mexus Gold Mining, S.A. de C.V. twenty million restricted shares of the Company’s common stock in exchange for ninety-nine percent of the issued and outstanding shares of Mexus Gold Mining, S.A. de C.V.

If this letter describes your understanding of our agreement please indicate your approval by signing in the space provided below and return one copy of this letter to us.

Sincerely,
Mexus Gold U.S.

/s/ Paul D. Thompson
_________________________
Paul D. Thompson, Chairman of the Board of Directors

Agreed to and accepted this 20th day of October, 2009:
Mexus Gold Mining, S.A. de C.V.

/s/ Paul D. Thompson
_________________________
Paul D. Thompson, Authorized Representative

Agreed to and accepted this 20th day of October, 2009:
Mexus Mineral Exploration U.S.

/s/ Paul D. Thompson
_________________________
Paul D. Thompson, Authorized Representative

Exhibit A Property

Tres Setena	Title no# 183646
La Platosa	Title no#224728
El S Corpion	Title no# 224727
Sanranon	Title no# 194785
Los Laurelps	Title no# 220294
Ocho Hermanos	Title no# 191058

Exhibit B Equipment

1-Falcon concentrator Model SB38
1-Double Deck Shaker Screen with built in Surge Tank
1-Gx8 Electric Pump
1-Top Feed Surge Tank and Plumbing
1-Auto Electric Control Panel for Falcon, Pumps, etc.
1- Cat D9 Dozer
1- A35 Volvo 6x6 Dump
1- A25 Volvo 6x6 Dump
1- Cat 769 Ridged
1- Cat 12G Motor Grader
1- 330L Cat Loader 1-980C Cat Excavator
1- 980C Cat Loader
1- 25KW Generator Plant
1- 10KW Generator Plant
2- 7.5 KW Four Light Generator/Light Plant
1- Magnetic Conveyor Black Sand Separator
1- Black sand Dryer
1- 40’ Van Storage Trailer/Shop
1- 6”X 8” Electric Centrifugal Pump. 60HP